Exhibit 99.1

Greenlane Holdings, Inc. Announces Closing of $7.5 Million Public Offering

BOCA RATON, FL / ACCESSWIRE / November 1, 2022 / Greenlane Holdings, Inc. (“Greenlane” or the “Company”) (NASDAQ: GNLN), one of the largest global sellers of premium cannabis accessories, child-resistant packaging, and specialty vaporization products, is pleased to announce that it has closed its previously announced “reasonable best efforts” public offering of 8,333,335 units at a public offering price of $0.90 per unit. The units issued consist of one share of Class A common stock (or a prefunded warrant in lieu thereof) and two common warrants each exercisable for one share of Class A common stock at an exercise price of $0.90 per share. The common warrants are immediately exercisable and expire seven years from the date of issuance. The pre-funded warrants and accompanying common warrants are identical to the units, except that each pre-funded warrant is immediately exercisable for one share of Class A common stock at an exercise price of $0.0001, the purchase price for a pre-funded warrant and accompanying common warrants is $0.8999 and the pre-funded warrants do not expire until exercised.

The gross proceeds from the offering, before deducting the placement agent's fees and other offering expenses, were approximately $7.5 million. The Company intends to use the net proceeds from the offering for general corporate purposes, which may include, without limitation, servicing debt obligations under promissory notes issued in conjunction with business acquisitions, working capital, product development and capital expenditures.

A.G.P./Alliance Global Partners acted as the sole placement agent for the offering.

A registration statement on Form S-1 (File No. 333-267782) relating to the sale of these securities was declared effective by the Securities and Exchange Commission (the “SEC”) on October 27, 2022. The offering was made only by means of a prospectus which is a part of the effective registration statement. A final prospectus relating to the offering has been filed with the SEC. Electronic copies of the final prospectus may be obtained on the SEC’s website at http://www.sec.gov and may also be obtained by contacting A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Greenlane Holdings, Inc.

Greenlane is the premier global platform for the development and distribution of premium cannabis accessories, packaging, vape solutions, and lifestyle products. We operate as a powerful house of brands and omni-channel distribution platform, providing unparalleled product quality, customer service, compliance knowledge, and operations and logistics to accelerate our customers' growth.

As a pioneer in the cannabis space, Greenlane has an incredible acumen for detecting opportunities in the marketplace. We proudly own and operate a diverse brand portfolio including DaVinci Vaporizers, Pollen Gear™, Higher Standards, Groove, and Eyce. Additionally, Greenlane strategically partners with leading multi-state operators, licensed producers, and brands, such as Storz & Bickel (Canopy-owned), Grenco Science, VIBES, and CCELL, to develop and distribute innovative and high-quality products.

Founded in 2005, Greenlane serves an expansive customer base comprised of thousands of retail locations, including licensed cannabis dispensaries, smoke shops, and specialty retailers. Greenlane also owns and operates Vapor.com and VapoShop.com, two industry-leading, direct-to-consumer e-commerce platforms in North America and Europe respectively.

For additional information, please visit: https://gnln.com/.

Cautionary Statement Regarding Forward-Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements include, among others, statements relating to: the current and future performance of the Company's business; the Company's financing and capitalization strategies, including the offering described herein; and the Company's financial outlook and expectations. For a description of factors that may cause the Company's actual results or performance to differ from its forward-looking statements, please review the information under the heading "Risk Factors" included in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and the Company's other filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Additional information is also set forth in Greenlane's Quarterly Report on Form 10-Q for the six months ended June 30, 2022. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to Greenlane on the date hereof. Greenlane undertakes no duty to update this information unless required by law.

Investor Contact:

Darsh Dahya, CAO

IR@greenlane.com